EXHIBIT 99.1

Bridgeline Software Reports Record Results for Fiscal Year 2008

Annual Revenues Grow 91% and Customer Base Grows 82%

Woburn, MA, December 29, 2008 - Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS-based web application management software and award-winning web applications, today announced results for its fiscal year ended September 30, 2008.

Highlights from the fiscal year end results of 2008 include:

•	Bridgeline Software achieved record revenues of $21,295,000 for the fiscal year ended September 30, 2008 representing a 91% increase over Bridgeline Software’s revenues of $11,151,000 in fiscal 2007.
•
Bridgeline Software achieved record EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) before stock compensation and non-recurring charges for fiscal 2008 of $1,255,000, versus an EBITDA loss of -$239,000 in fiscal 2007.  This represents a $1,494,000 year-over-year improvement.

•
Bridgeline Software’s customer base as of September 30, 2008 increased to 651 customers, which is an 82% increase from 357 customers a year ago.  Of Bridgeline Software’s 651 customers, 408 or 63% pay Bridgeline Software a monthly subscription fee or a monthly managed service fee.

•
Bridgeline Software’s balance sheet remains strong. As of September 30, 2008, the Company had over $24 million in total assets, and $6 million in total liabilities.  In addition, as of September 30, 2008, Bridgeline Software had over $5.9 million of cash on hand and accounts receivable.

“Despite the economic recession the United States has faced for the past year, we are very pleased with our strong revenue growth and positive EBITDA results in fiscal 2008.   Each quarter of fiscal 2008 we continued to increase our customer base, our software licenses, and our recurring revenue,” commented Thomas L. Massie, Bridgeline Software’s President and CEO.

Massie concluded, “As Bridgeline approaches the completion of the first quarter of fiscal 2009, we are very pleased to see that our new bookings remain strong and steady.  In addition, over the past 60 days, management has executed initiatives to enhance operational efficiencies, reducing our work force by 12% with hindering our revenue growth objectives or our software development plans.”

Recurring Revenue Trends

Of Bridgeline Software’s 651 customers as of September 30, 2008, 408 or 63% pay Bridgeline Software a monthly subscription fee or a monthly managed service fee. Recurring revenue is revenue from customers who pay Bridgeline Software a monthly subscription fee or a monthly managed service fee. Bridgeline Software’s retention rate of such clients during the fiscal year ended September 30, 2008 was 88%.

	FY 08	FY 07
Annual Recurring Revenues	$2,582,000	$893,100
Sequential Growth from Q308 to Q408	26%
Year over Year Growth %	189%
Retention Rate	88%

Results of Operations for the fiscal year ended September 30, 2008

Bridgeline Software recorded revenue of $21.3 million for the fiscal year ended September 30, 2008, an increase of $10 million, or 91% compared to the prior fiscal year.  Bridgeline Software posted positive EBITDA of $1.3 million in fiscal 2008; a $1.5 million improvement when compared to the prior year.  Bridgeline Software reported gross profit of $11 million in fiscal year ended September 30, 2008; a $4.9 million improvement from the prior year.

As a percentage of total sales, operating expense declined to 54% in the fiscal year ended September 30, 2008, exclusive of impairment.  In the fiscal year ended September 30, 2007, operating expense was 64% of total sales.

Principally as a result of the recent rapid decline in the NASDAQ market and the recent rapid decline of Bridgeline Software’s own market-cap over the past six months, Bridgeline Software determined that it had identified an impairment triggering event that would require an impairment evaluation of the Company’s goodwill.  During the fourth quarter of fiscal 2008, Bridgeline Software completed a  review of the carrying value of goodwill and other intangible asset balances for possible impairment in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.”  Based upon the results of the impairment review, Bridgeline Software recognized one time, non cash related impairment charges of $9.8 million for the fiscal year ended September 30, 2008.

For further information concerning the impairment charge, please refer to our annual report on Form 10-KSB for the period ended September 30, 2008 as filed with the Securities and Exchange Commission.

Including the one-time non cash related impairment charges of $9.8 million, Bridgeline Software posted an operating loss for the fiscal year ended September 30, 2008, of $10.3 million compared to an operating loss of $1 million in fiscal year 2007.  Including the one-time non cash related impairment charges of $9.8 million, Bridgeline Software posted a net loss for the fiscal year ended September 30, 2008 of $10.3 million or ($1.09) per diluted share versus a net loss of $1.9 million or ($0.36) per diluted share in the previous fiscal year. The increase in net loss was attributable to the one-time non cash related impairment charges.

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in thousands, except per share data)

	Year Ended September 30,
	2008	2007
Revenue:
Application development services	$16,527	$8,659
Managed services	3,683	2,050
Perpetual licenses and subscriptions	1,085	442
Total revenue	21,295	11,151
Cost of revenue:
Application development services	9,683	4,558
Managed services	471	436
Perpetual licenses and subscriptions	151	26
Total cost of revenue	10,305	5,020
Gross profit	10,990	6,131
Operating expenses:
Sales and marketing	6,294	3,488
General and administrative	3,531	2,489
Research and development	619	791
Depreciation and amortization	1,051	369
Impairment of definite-lived intangible assets	76	—
Impairment of goodwill	9,752	—
Total operating expenses	21,323	7,137
Loss from operations	(10,333)	(1,006)
Interest and other expense	(61)	(924)
Other income	85	33
Loss before income taxes	(10,309)	(1,897)
Income taxes	—	—
Net loss	$(10,309)	$(1,897)

Net loss per share:
Basic and diluted	$(1.09)	$(0.36)

Number of weighted average shares: Basic and diluted	9,473,408	5,285,787
EBITDA before stock compensation and other non-recurring charges (Note 1)	$1,255	$(239)
EBITDA per Share	$0.13	$(0.05)

Note 1: EBITDA before stock compensation and other non-recurring charges is a Non-GAAP Financial Measurement. We use earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We define EBITDA before stock compensation and other non-recurring charges, including impairment charges, as net income before interest, taxes, depreciation, amortization and stock-based compensation. We present EBITDA before stock compensation and other non-recurring charges because we consider it an important supplemental measure of our performance by adjusting net income or loss primarily for the non-cash charges and other non-recurring charges. Because the use of EBITDA before stock compensation and other non-recurring charges facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business. In addition, we believe this measure provides the investor with an accurate measure of our ability to meet our future cash flow requirements.

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except per share data)

ASSETS	September 30,
	2008	2007
Current assets:
Cash and cash equivalents	$1,911	$5,219
Accounts receivable (less allowance for doubtful accounts of $303 and $101, respectively)	4,024	2,892
Unbilled receivables	1,576	355
Prepaid expenses and other current assets	529	192
Total current assets	8,040	8,658

Equipment and improvements, net	1,763	961
Definite-lived intangible assets, net	2,980	1,441
Goodwill, net of preliminary impairment charge of $9,752	10,725	14,426
Other assets	751	273
Total assets	$24,259	$25,759

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of Credit	$1,000	$—
Capital lease obligations, current	105	76
Accounts payable	1,770	652
Deferred revenue	1,176	725
Accrued liabilities	1,860	1,266
Total current liabilities	5,911	2,719
Capital lease obligations, less current portion	139	146
Other long term liabilities	19	19
Total liabilities	6,069	2,884

Commitments and contingencies

Shareholders’ equity:
Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized: 10,665,532 and 8,648,950 shares issued and outstanding, respectively	11	9
Additional paid-in capital	34,647	28,908
Accumulated deficit	(16,369)	(6,060)
Accumulated other comprehensive income	(99)	18
Total shareholders’ equity	18,190	22,875
Total liabilities and shareholders’ equity	$24,259	$25,759

About Bridgeline Software, Inc

Bridgeline Software is a developer of SaaS-based web application management software and award-winning web applications that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Software helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline Software's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Software currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: DTCC, Smithers-Oasis, Marriott International, Berkshire Life, Honeywell, PODS, Budget Rent A Car System, John Hancock, AARP, National Financial Partners, American Dental Association, CadaretGrant & Co., PerkinElmer, UBS, JBHanauer & Co., Omgeo, William T Grant Foundation, American Academy of Pediatrics, and Partners Healthcare.

Bridgeline Software is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Washington, D.C., and Bangalore, India. To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including the risks described in our filings with the Securities and Exchange Commission, that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Gary Cebula, Executive Vice President
Chief Financial Officer
781-497-3002
gcebula@bridgelinesw.com